UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HCCI	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Mary P. Thompson to the Board of Directors

On July 26, 2022, the Board of Directors of Heritage-Crystal Clean, Inc. (the “Company”) filled the director vacancy position by appointing Mary Pat Thompson to serve as a class II director, with a term expiring at the 2025 annual meeting of stockholders. Ms. Thompson is currently serving as a board and audit committee member for H&E Equipment, as well as a director of Winc, Inc. Ms. Thompson has previously served as Chief Financial Officer and Treasurer of Taronis Fuels, Inc. (“Taronis”), a renewable fuel and power generation company from 2021 to 2022. Ms. Thompson has also been serving as a consultant at Bruckmann, Rosser, Sherrill & Co., a private equity firm, since 2019. Additionally, from 2015 to 2018, Ms. Thomson was a Senior Vice President of Finance of Animal Health at AmerisourceBergen.

Ms. Thompson will serve on the Audit Committee, and shall be entitled to receive the same compensation for her services that other non-employee directors and committee members receive for their services. The Company's non-employee director compensation was described in the non-employee director compensation section of the Company's Schedule 14A Proxy Statement dated March 22, 2022.

There are no relationships or related transactions to which Ms. Thompson is a party that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: August 2, 2022	By: /s/ Mark DeVita Title: Chief Financial Officer